EXHIBIT 99.1

Contact:	George Rosenbaum, Chief Financial Officer
(702) 966-7400
NEWS RELEASE
Western Liberty Bancorp Reports 3Q11 Financial Results
Tangible Book Value Increased to $5.54 per Share Following Share Repurchases
Las Vegas, NV — November 8, 2011—Western Liberty Bancorp, Inc. (NASDAQ: WLBC), the holding company for Service1st Bank of Nevada (Service1st Bank), today reported it lost $6.9 million, or $0.46 per share in the third quarter ended September 30, 2011, following a non-cash charge of $5.6 million for goodwill impairment and a $1.7 million provision for loan losses, partially offset by the $1.8 million reduction in the fair value of the contingent consideration liability related to the Service1st acquisition. For the first nine months of 2011, the net loss totaled $11.9 million, or $0.79 per share, which includes a $7.4 million provision for loan losses as well as the goodwill impairment charge and the contingent consideration liability reduction.
In the second quarter of 2011, Western Liberty recorded a loss of $4.6 million, or $0.30 per share, with a $4.3 million provision for loan losses and a loss of $409,000, or $0.03 per share in the first quarter of 2011, when Western Liberty’s provision was $1.4 million. For the year ago periods, Western Liberty was solely a shell company. Therefore, comparisons for financial results in the third quarter and first nine months of 2010 generally are not meaningful, because before the acquisition of Service1st Bank on October 28, 2010, Western Liberty had no operating entity.
“Despite the accounting requirements that generated significant non cash entries on our income statement, our balance sheet and capital levels are exceptionally strong. In addition, the share repurchase program implemented this last quarter supported our tangible book value,” said William Martin, Chief Executive Officer. “With our extremely strong capital levels, we repurchased 639,413 shares during the third quarter and completed the program with total shares repurchased of 754,400 as of November 1, 2011, at an average cost of $2.63 per share. We believe share repurchases are an excellent use of capital at this time.”
“We continue to see the impact of the recession on our asset quality this year,” said George Rosenbaum, Chief Financial Officer. “Nonaccrual loans increased to $18.9 million, of which $10.7 million are loans that have been modified or restructured. During the year, these troubled debt restructured (TDR) loans were written down to $10.7 million from $14.5 million. As a result of the decline in asset quality, we are increasing our reserve for loan losses, which was eliminated last year under fair value accounting standards during the merger, as a result of downgrades to purchased loans, as well as for new loan originations. Consequently, the allowance for loans losses is now 2.95% of total portfolio loans.”
Financial Highlights (at or for the quarter ended September 30, 2011)
•	Service1st Bank has exceptionally strong capital ratios with Tier 1 Capital/risk-weighted assets of 28.4%.

•	Western Liberty also has exceptionally strong capital with Tier 1 Capital/risk-weighted assets of 73.6%.

•	Tangible book value increased to $5.54 per share, based on 14,448,610 shares outstanding.

•	Total cash and cash equivalents held by Western Liberty was $95.0 million, of which $49.4 million is at the holding company level.

•	Noninterest bearing deposits accounted for 42% of total deposits and core deposits (excluding time certificates over $100,000) and were 74% of total deposits.

•	Repurchased 639,413 shares at an average cost of $2.65 as of September 30, 2011.

Western Liberty Reports 3Q11 Financial Results
November 8, 2011

Nevada Economic Update
“Although U.S. economic growth was weak in the first half of 2011, the Las Vegas tourism, hospitality and gaming sector is showing a number of indications that it is in recovery,” said Stephen P. A. Brown, PhD, Director, Center for Business and Economic Research at the University of Nevada, Las Vegas in his September 8th Economic Outlook. “Other aspects of the Las Vegas economy, including overall employment and housing, construction and real estate, are mostly showing weakened economic conditions.
“Perhaps more than ever, the fortunes of the Las Vegas economy are tied to overall economic conditions in the United States,” Brown continued. “With a recovery in the Las Vegas area, real estate and construction industries are probably still several years into the future; the near-term outlook for the Las Vegas economy remains heavily dependent on tourism. Fortunately, the Las Vegas hospitality and leisure industry has done well in the first half of 2011. A strengthening in national economic activity during the second half of the year could boost tourism, hospitality and gaming portions of the Las Vegas economy during the second half of 2011 and into 2012.” Additional reports on the Nevada economy can be found on the CBER website, which can be found at http://cber.unlv.edu. Sources: Nevada economy:
http://business.unlv.edu/wp-content/uploads/2011/06/CBERonLasVegasEconomy-9-8-11.pdf
Balance Sheet Review
Western Liberty had $206.1 million in total assets at September 30, 2011, down from $223.3 million at June 30, 2011. Total loans were $101.8 million at September 30, 2011, compared to $101.5 million June 30, 2011. Commercial real estate loans accounted for 51% and commercial loans comprised 41% of the loan portfolio. Construction and land development loans accounted for 4% and residential real estate loans were 5% of total loans at the end of September. Of the total loan portfolio, 59% is secured by real estate and 42% of the commercial real estate loan portfolio is owner occupied. The majority, or 57%, of the loan portfolio is adjustable rate loans, with most of these loans indexed to the national prime rate and have interest rate minimums that are above the current prime rate index.
Western Liberty had $124.8 million in total deposits, with 42% in non-interest bearing demand accounts. Deposits declined from $131.6 million June 30, 2011 with small decreases in each category. “Our core deposit base continues to be almost completely local deposits with no brokered or internet funding in the mix,” said Martin.
“We had two independent balance sheet adjustments, one asset and one liability, that significantly impacted the income statement this quarter,” said Rosenbaum. “In accordance with the accounting standards, we established October 31 as our annual impairment testing date, but we monitor the goodwill asset carried on our balance sheet on a regular basis to determine if there are any adverse conditions that would require us to complete our impairment test at an earlier date. Based on the current economic climate, our overall performance, and the market value of our shares, we determined that it was appropriate to complete the impairment testing in the third quarter, which resulted in writing down the value of the goodwill asset to zero. This write-down generated a non-cash operating expense of $5.6 million in the third quarter.
“When we completed the merger of Service1st with Western Liberty, we provided for a potential future benefit for the original Service1st shareholders, which was carried at fair value on our balance sheet as a contingent liability, Rosenbaum continued. “Given numerous negative factors in the local economy, our overall performance and our stock trading significantly below book value, we determined that it was unlikely that our stock price will recover enough to trigger this benefit. Consequently, the fair value of this liability was reversed to zero. We will continue to evaluate this liability quarterly, until it expires in October of 2012, and record the appropriate fair value adjustment, if necessary. This reduction on the liability side of the balance sheet generated a non-cash benefit of $1.8 million in non-interest income in the third quarter.”
Total shares outstanding were 14.4 million at quarter end reflecting the recent share repurchase program and were 14.3 million once the share buyback was completed this month. Shareholders’ equity was $80.7 million at the end of September compared to $89.1 million at the end of June.

Western Liberty Reports 3Q11 Financial Results
November 8, 2011

Asset Quality
Nonperforming assets totaled $23.0 million, or 11.2% of total assets at September 30, 2011, compared to $14.1 million, or 6.3% of total assets at June 30, 2011. Loans measured for impairment, which include nonperforming loans as well as loans that continue to perform but have some identified weakness, totaled $24.2 million, or 24% of the loan portfolio.
Activity in the allowance for loan losses was as follows:

					Construction,
					Land
		Commercial	Residential		Development,
($ in 000’s)	Commercial	Real Estate	Real Estate	Consumer	Other Land	Total
Nine months ended
Beginning balance, December 31, 2010	$36	$—	$—	$—	$—	$36
Provision for loan losses	3,155	3,651	5	—	619	7,430
Recoveries	225	—	4	—	—	229
Loan charge-offs	(1,809)	(2,412)	—	—	(469)	(4,690)

Balance, September 30, 2011	$1,607	$1,239	$9	$—	$150	$3,005

Review of Operations
In the third quarter, net interest income, before the provision for loan losses, was $1.5 million, compared to $2.0 million in the second quarter of the year. Net interest income was impacted by a reduction of discount accretion as a result of lower payoffs in the third quarter. Discount accretion contributed $331,000 to interest income in the third quarter of 2011 compared to $552,000 in the second quarter of 2011. For the first nine months of 2011, net interest income before the provision for loan losses, totaled $7.2 million, of which $3.1 million was attributed to the discount accretion.
The provision for loan losses totaled $1.7 million in the third quarter compared to $4.3 million in the second quarter of 2011, bringing the year to date provision to $7.4 million.
During the third quarter other operating income was $2.0 million, including the $1.8 million in contingent consideration liability reduction.
Non-interest expense was $8.6 million in the third quarter, including the $5.6 million goodwill impairment charge. In addition, the bank recorded a $686,000 impairment on its other real estate owned excluding the non-cash charges associated with the goodwill and OREO impairments which totaled $6.3 million, third quarter operating expenses declined to $2.3 million compared to $2.4 million in the second quarter and $2.9 million in the first quarter. Lower legal and professional fees were the primary driver of operating cost reductions.
About Western Liberty Bancorp
Western Liberty Bancorp is a Nevada bank holding company which conducts operations through Service1st Bank of Nevada, its wholly owned banking subsidiary. Service1st Bank operates as a traditional community bank and provides a full range of deposit, lending and other banking services to locally-owned businesses, professional firms, individuals and other customers from its headquarters and two retail banking facilities located in the greater Las Vegas area. Services provided include: basic commercial and consumer depository services, commercial working capital and equipment loans, commercial real estate loans, and other traditional commercial banking services. Primarily all of the bank’s business is generated in the Nevada market.
www.wlbancorp.com

Western Liberty Reports 3Q11 Financial Results
November 8, 2011

FORWARD LOOKING STATEMENTS
This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Western Liberty or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.
Selected Consolidated Financial Highlights

(Dollars in thousands, except per share data)	September 30,	June 30,	March 31,	December 31,
(Unaudited)	2011	2011	2011	2010
Per Share data:
Book Value	$5.58	$5.91	$6.21	$6.22
Tangible Book Value	$5.54	$5.48	$5.78	$5.79

Selected Balance Sheet Data:
Total Assets	$206,140	$223,343	$228,791	$257,546
Cash and cash equivalents	95,004	103,426	90,443	103,227
Gross loans, including net deferred loan costs	101,776	101,533	102,207	106,259
Allowance for loan losses	3,005	4,404	1,290	36
Deposits	124,783	131,585	131,813	160,286
Stockholders’ equity	80,673	89,099	93,558	93,829

Asset Quality:
Nonperforming loans	$18,902	$9,650	$4,665	$10,426
Other Real Estate Owned	4,119	4,440	5,444	3,406

Nonperforming assets	$23,021	$14,090	$10,109	$13,832
Allowance for loan losses as a percentage of nonperforming loans	15.90%	45.64%	27.65%	0.35%
Allowance for loan losses as a percentage of portfolio loans	2.95%	4.34%	1.26%	0.03%
Nonperforming loans as a percentage of total portfolio loans	18.57%	9.50%	4.56%	9.81%
Nonperforming assets as a percentage of total assets	11.17%	6.31%	4.42%	5.37%
Net charge-offs to average portfolio loans	4.53%	1.33%	0.11%	0.00%

Capital Ratios:
Tier 1 equity to average assets	28.40%	31.40%	33.00%	30.50%
Tier 1 Risk-Based Capital ratio	73.60%	70.10%	70.60%	68.40%
Total Risk-Based Capital ratio	74.80%	71.30%	71.70%	68.80%

Western Liberty Reports 3Q11 Financial Results
November 8, 2011

Consolidated Balance Sheet

(Dollars in thousands, except per share data)	September 30,	June 30,	March 31,	December 31,
(Unaudited)	2011	2011	2011	2010
Assets:
Cash and due from banks	$4,815	$7,163	$8,749	$11,675
Money market funds	100	51,308	52,206	52,206
Interest-bearing deposits in banks	90,089	44,955	29,488	39,346

Cash and cash equivalents	95,004	103,426	90,443	103,227

Certificates of deposits	246	4,195	16,784	26,889
Securities, available for sale	773	824	1,345	1,819
Securities, held to maturity	3,631	3,692	3,737	5,314
Loans:
Construction, land development and other land	3,582	4,107	4,619	5,923
Commercial real estate	52,058	54,306	53,416	54,975
Residential real estate	4,674	4,704	3,980	9,247
Commercial and industrial	41,373	38,279	40,041	35,946
Consumer	69	102	131	131
Plus: net deferred loan costs	20	35	20	37

Total loans	101,776	101,533	102,207	106,259
Less: allowance for loan losses	(3,005)	(4,404)	(1,290)	(36)

Net loans	98,771	97,129	100,917	106,223
Premises and equipment, net	927	1,013	1,120	1,228
Other real estate owned, net	4,119	4,440	5,444	3,406
Goodwill, net	—	5,633	5,633	5,633
Other intangibles, net	695	719	744	768
Accrued interest receivable and other assets	1,974	2,272	2,624	3,039

Total assets	$206,140	$223,343	$228,791	$257,546

Liabilities:
Demand deposits, noninterest bearing	$52,770	$54,576	$51,847	$67,087
NOW and money market	32,301	34,056	39,721	56,509
Savings deposits	599	925	1,031	1,273
Time deposits $100,000 or more	31,926	35,059	33,335	30,498
Other time deposits	7,187	6,969	5,879	4,919

Total deposits	124,783	131,585	131,813	160,286
Contingent consideration	—	1,816	1,816	1,816
Accrued interest and other liabilities	684	843	1,604	1,615

Total liabilities	125,467	134,244	135,233	163,717

Shareholders’ Equity:
Common stock	1	1	1	1
Additional paid-in capital	117,728	117,597	117,458	117,317
Accumulated deficit	(35,361)	(28,494)	(23,898)	(23,489)
Treasury stock	(1,696)	—	—	—
Accumulated other comprehensive gain/(loss), net	1	(5)	(3)	—

Total shareholders’ equity	80,673	89,099	93,558	93,829

Total liabilities and stockholders’ equity	$206,140	$223,343	$228,791	$257,546

Western Liberty Reports 3Q11 Financial Results
November 8, 2011

Consolidated Income Statement
(Dollars in thousands, except per share data)	Three Months Ended			Nine Months Ended
(Unaudited)	September 30,	June 30,	March 31,	September 30,
	2011	2011	2011	2011
Interest Income:
Interest and fees on loans	$1,587	$2,018	$3,782	$7,387
Interest on securities, taxable and other	60	68	66	194

Total interest and dividend income	1,647	2,086	3,848	7,581
Interest Expense:
Interest expense on deposits	123	127	112	362

Net interest income	1,524	1,959	3,736	7,219
Provision for loan losses	1,718	4,348	1,364	7,430

Net interest income (loss) after provision for loan losses	(194)	(2,389)	2,372	(211)

Other Operating Income:
Service charges	77	78	78	233
Gain on sale of Oreo	—	—	—	34
Contingent consideration recovery	1,816	—	—	1,816
Other	84	114	43	207

Total other operating income	1,977	192	121	2,290

Other Operating Expense:
Salaries and employee benefits	823	765	793	2,381
Occupancy, equipment and depreciation	365	374	374	1,113
Computer service charges	71	74	77	222
Federal deposit insurance	111	129	152	392
Legal and professional fees	341	520	936	1,796
Advertising and business development	17	48	20	85
Insurance	73	67	71	211
Telephone	19	17	26	62
Printing and supplies	30	87	142	259
Director fees	51	49	49	149
Stock-based compensation	131	138	141	411
Provision for unfunded commitments	48	(203)	(133)	(288)
Oreo property impairment	686	—	—	686
Goodwill impairment	5,633	—	—	5,633
Other	251	334	254	839

Total other operating expense	8,650	2,399	2,902	13,951

Net loss	$(6,867)	$(4,596)	$(409)	$(11,872)

Basic EPS	$(0.46)	$(0.30)	$(0.03)	$(0.79)
Diluted EPS	$(0.46)	$(0.30)	$(0.03)	$(0.79)
Average basic shares	15,058,383	15,088,023	15,088,023	15,078,143
Average diluted shares	15,058,383	15,088,023	15,088,023	15,078,143
Note Transmitted on GlobeNewswire on November 8, 2011, at 1:17p.m. Pacific Standard Time
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